EXHIBIT 10.12(b)

FIRST AMENDMENT TO THE

DELTA AIR LINES, INC. 2007 PERFORMANCE COMPENSATION PLAN

The first sentence of Section 5(a) of the Delta Air Lines, Inc. 2007 Performance Compensation Plan shall be deleted in its entirety and replaced by the following:

“(a) Shares Available and Certain Limitations. Subject to adjustment as provided below, the maximum number of Shares available for distribution under the Plan will not exceed:

(i) 30,000,000 Shares, plus

(ii) 126,581,428 Shares, being the number of Shares equal to 15% of the outstanding equity capitalization of the Company, determined on a “fully-diluted basis” (as defined below) at the Effective Time (as defined in the Agreement and Plan of Merger by and among the Company, Nautilus Merger Corporation (“Merger Sub”) and Northwest Airlines Corporation (“NWA”), dated as of April 14, 2008 (the “Merger Agreement”)). At least 50% of the Shares set forth in this subsection 5(a)(ii) shall be reserved for Awards to employees of the Company and NWA who are not officers of the Company or NWA. This subsection 5(a)(ii) shall become effective at the Effective Time, and shall not become effective if the Effective Time does not occur.

“Fully-diluted basis” means, for purposes of this subsection 5(a)(ii), taking into account the maximum number of Shares (A) issued or issuable in respect of obligations outstanding at the Effective Time and (B) subject to Awards the Company, as of the Effective Time, has announced that it intends to make or has agreed it will make in connection with the consummation of the merger of Merger Sub into NWA pursuant to the Merger Agreement, including, without limitation, Awards to non-pilot employees and management employees of the Company and NWA, in each case whether voting or non-voting, whether restricted or unrestricted, whether issuable pursuant to options, warrants, convertible securities or exchangeable securities or otherwise, without regard to vesting, including any such Shares that may be issued, issuable or reserved for issuance pursuant to the respective plans of reorganization of the Company and NWA (provided that the number of Shares issuable pursuant to options, warrants, or securities convertible or exchangeable into shares of common stock shall be calculated based on the “treasury stock method” of calculating diluted earnings per share under Statement of Financial Accounting Standards No. 128 as in effect on April 14, 2008).”